Exhibit 10.41

PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (“Agreement”) is entered into by and between MDNH, Inc., a Delaware corporation and wholly owned subsidiary of Marchex, Inc., and such other affiliates that may be identified from time to time in mutually agreed attachments hereto (collectively, “Supplier”) and Allstate Insurance Company, an Illinois insurance company (“Allstate”) and is effective on January 29, 2010 (“Effective Date”).

WHEREAS, Allstate wishes to have Supplier perform certain services for Allstate as specified in this Agreement; and

WHEREAS, Supplier is willing to perform such services in accordance with and subject to the terms of this Agreement;

THEREFORE, in consideration of the mutual promises set forth in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Allstate and Supplier agree as follows:

1.	General Terms of Retention and Scope of Project

(a) This is a master agreement under which Allstate shall retain Supplier to provide Local Search and Performance Advertising services in the form contracted by Allstate from time to time pursuant to process hereunder (“Services”), subject to the terms and conditions set forth herein.

(b) The scope of each project will be defined in an attachment and/or a statement of work referenced herein as a Schedule (“Schedule”). Advertising campaign information and applicable terms will be defined in individual insertion orders (“Insertion Orders”). Each Schedule or Insertion Order will delineate the Services to be performed, performance standards to be applied, and specific rates, fees, expense estimates, and timetables, as applicable. Each Schedule or Insertion Order is subject to the terms and conditions of this Agreement, as may from time to time be amended in writing and signed by both parties. Each Schedule or Insertion Order may incorporate such additional terms and conditions upon which Allstate and Supplier may agree.

(c) To the extent there is any conflict between the provisions of this Agreement and a Schedule or Insertion Order, the terms of this Agreement shall control the rights and obligations of the parties, unless a properly executed Schedule or Insertion Order expressly amends and supersedes this Agreement for purposes of such Schedule or Insertion Order.

2.	Personnel and Staffing

(a) Supplier has sole discretion to provide all necessary personnel for each project under any Schedule. ***. ***. ***.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Without the prior written approval of Allstate, Supplier shall only assign employees of Supplier located and working within the United States to Allstate projects and not persons having an independent contractor relationship with Supplier. Prior to assigning an employee or independent contractor to work on an Allstate project, if Allstate so requests, and Supplier does not have a confidentiality and assignment agreement already in place, Supplier shall require such employee or independent contractor, if applicable, to sign an agreement in the form attached as Exhibit A, Confidentiality and Assignment Agreement or such other agreement containing provisions substantially similar to those set forth in Exhibit A.

3.	Independent Contractor Status

(a) Supplier shall be an “independent contractor” hereunder. Neither Supplier nor any of its employees or other agents shall be deemed to be an “employee,” “agent,” “servant,” or “joint employee” of Allstate. Allstate will have no control or influence over any of Supplier’s employees or other agents. In that regard, Supplier shall have the sole discretion to hire and fire, discipline, evaluate, manage, train, maintain records of hours, handle payroll, provide insurance, and determine all other terms and conditions of employment for its employees.

Supplier’s employees and other agents will not be eligible to participate in any Allstate employee or fringe benefit programs, including, but not limited to, any bonus, pension, profit sharing, stock option, vacation, disability, retirement, deferred compensation, or insurance which Allstate may maintain for its own employees.

(b) The administration of claims involving workplace injury to any of Supplier’s employees or other agents while working on, or present at, Allstate premises will be the sole responsibility of, and will be handled solely by, Supplier.

4.	Privacy and Data Protection

***.

5.	Audits

Upon *** prior written notification, Allstate and/or its representative(s) shall have the right to audit, examine and/or make copies of all reasonably relevant data, billing records, invoices, payments, documents, information, procedures and records of any type and form. Supplier shall grant full access to the relevant reports and afford all assistance reasonably necessary so that Allstate and/or its representative(s) may complete any audit. Allstate will not be held responsible for time or miscellaneous costs incurred by Supplier in association with any audit, including the costs associated with providing relevant reports.

6.	Rates and Payment Terms

The billing rates or other fee arrangements for the Services are specified in each Schedule. Requests for payments shall be submitted by Supplier to Allstate in the form of a written invoice. Except if set forth in a Schedule or Insertion Order, Allstate will send payments for all undisputed invoices within *** of receipt of invoice if payments are made in the form of paper check, or within *** of receipt of

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

invoice if payments are made in the form of electronic funds transfer. The selection of the form of payments (paper check or electronic funds transfer) shall be made by Allstate. Invoices for Services performed more than *** prior to the date of invoice submission will not be paid.

7.	Travel

If requested by Allstate, Supplier’s personnel will undertake reasonable travel necessary for execution of project-related tasks. Transportation costs, expenses, and reasonable per diem costs that are either pre-approved or within the limits of the then current travel allowance policy for Allstate employees, shall be paid by Allstate after Supplier submits copies of all receipts to Allstate.

8.	Warranties

(a) Supplier warrants that all Services provided hereunder will be performed in a good workmanlike manner, with that standard of care, skill, and diligence normally provided by a similar professional in the performance of similar services in accordance with applicable specifications and industry standards.

(b) Supplier warrants that all Services and Advertisements, as defined in Section 10(a), provided hereunder, will conform and perform to the specifications stated in each applicable Schedule, if any.

(c) Supplier warrants that all Advertisements produced under this Agreement will be of original development by Supplier or that Supplier has the legal right to convey the right, title, and/or interest in such Advertisements as is contemplated by Section 10. Supplier also warrants that its agreements with its employees, subcontractors and agents performing Services provide that Supplier is the owner of all materials developed and/or produced by Supplier’s personnel, and that Supplier can convey the unencumbered rights set forth herein to Allstate.

(d) Each party warrants that neither its performance under this Agreement, nor the performance by its employees, subcontractors or agents, including, but not limited to its production of tangible or intangible products, will misappropriate, infringe upon or violate the rights of any third party, including property, contractual, employment, proprietary information and non-disclosure rights, or patent, copyright, trade secret, trademark or other proprietary rights.

(e) Each party covenants and agrees to comply with all applicable federal, state and local laws and regulations relating to the performance of Services under this Agreement.

(f) Supplier warrants that it shall not assign Allstate work to any personnel whom Supplier knows, or should have reasonably known, to have been convicted of a felony involving dishonesty or breach of trust. Supplier further warrants that it shall not bring upon Allstate premises any personnel whom Supplier knows, or should have reasonably known, may pose a significant risk to the health or safety of others.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.	Indemnification

(a) To the fullest extent permitted by law, Supplier agrees to indemnify, defend, and hold the Allstate, including its officers, directors, employees, and other agents, harmless from any and all liability (including, without limitation, reasonable attorney’s fees, costs and expenses) resulting from or related to any claim, complaint and/or judgment (collectively, a “Claim”) for:

(i) relief or damages obtained by any of Supplier’s employees, subcontractors or other agents for any benefits offered by Allstate to its own employees;

(ii) worker’s compensation, unemployment compensation or disability insurance premiums or claims, employment taxes, insurance contributions (e.g., OASDI) and/or withholding taxes levied upon or attributable to the Services rendered by Supplier;

(iii) relief asserted or brought against Allstate which arises from the negligent performance of any Services rendered or tortious action taken by Supplier or its employees, subcontractors or agents, pursuant or related to this Agreement;

(iv) relief asserted or brought against Allstate which arises from Supplier’s failure to comply with the requirements set forth in Section 2. Personnel and Staffing, pursuant or related to this Agreement;

(v) any breach or claimed breach of the warranties set forth in Section 8 of this Agreement;

(vi) unauthorized use or disclosure of Confidential Data by Supplier or its employees, subcontractors or other agents; or

(vii) any obligations of Supplier under this Agreement performed on behalf of Supplier by subcontractors, affiliates or other third party suppliers, whether performed within or outside of the United States.

(b) To the fullest extent permitted by law, Allstate agrees to indemnify, defend, and hold Supplier, including its officers, directors, employees, and other agents, harmless from any and all liability (including, without limitation, reasonable attorney’s fees, costs and expenses) resulting from or related to any claim, complaint and/or judgment (collectively, a “Claim”) for:

(i) any breach or claimed breach of the warranties of Section 8 of this Agreement; or

(ii) unauthorized use or disclosure of Confidential Data by Allstate or its employees, subcontractors or other agents.

10.	Title Transfer and Ownership of Advertisements

(a) Supplier agrees to provide Allstate with the following arising from or related to the Services: any and all advertisements created on behalf of Allstate using advertising content supplied by Allstate (collectively “Advertisements”).

The parties agree that all Advertisements created by Supplier for Allstate under this Agreement are the sole and exclusive property of Allstate, including, without limitation, all patent, trademark and trade secret rights and all other similar intellectual property rights wherever they may be secured, free and

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

clear of any claim or retention of rights on the part of Supplier, and, to the extent any exist, Supplier hereby currently and irrevocably assigns Supplier’s entire right, title and interest in and to the same to Allstate. Any Advertisements that maybe considered copyrightable works are to be considered “works made for hire” as that term is defined in Section 101 of the Copyright Act (17 U.S.C. §101). To the extent that any copyrightable Development produced under this Agreement is not deemed to be a work made for hire, Supplier hereby irrevocably transfers, grants, conveys and assigns to Allstate any and all of Supplier’s right, title and interest in and to any Advertisements developed by Supplier under this Agreement, without the requirement for any additional consideration beyond that set forth in this Agreement. Whether during the term of this Agreement or thereafter, Supplier agrees to do all things necessary or requested by Allstate, at Allstate’s cost and expense, to perfect this assignment and to protect the rights transferred to Allstate hereunder, including, without limitation, the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required.

(b) Upon completion or termination of this Agreement, Supplier shall deliver to Allstate all tangible Advertisements and all copies thereof. Supplier shall have no right to disclose or use the Advertisements for any purpose whatsoever other than under this Agreement.

(c) The obligations imposed under this Section 10 shall remain in effect indefinitely and shall survive completion or termination of this Agreement.

11.	Security

Supplier and its employees, subcontractors and other agents will at all times comply with all security requirements in effect at Allstate including, but not limited to, those listed in Exhibit B as may be amended from time to time at the sole discretion of Allstate.

12.	Confidentiality

(a) Each of the parties acknowledges that during the course of this Agreement, each party (a “Disclosing Party”) may make confidential data available to the other party (a “Receiving Party”) or Supplier may otherwise learn of trade secret or confidential information of Disclosing Party (collectively, herein “Confidential Data”). Confidential Data includes all Disclosing Party information not generally known or used by others and that gives, or may give, Disclosing Party an advantage over its competitors or that could cause Disclosing Party injury, loss of reputation or goodwill if disclosed. Such information includes, but is not necessarily limited to data or information of Disclosing Party that identifies or concerns past, current or potential customers, business practices, financial results, research, development, systems and plans; and/or certain information and material identified by Disclosing Party as “Confidential”; and/or data received from Disclosing Party and enhanced by Receiving Party and/or material, non-public information related to Disclosing Party or Disclosing Party’s businesses. Confidential Data may be written, oral, recorded, or maintained on other forms of electronic media. Because of the sensitive nature of the information that Receiving Party and its employees, subcontractors or agents may become aware of as a result of this Agreement, the intent of the parties is that these provisions be interpreted as broadly as possible to protect Confidential Data.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Receiving Party acknowledges that all Confidential Data furnished by Disclosing Party is considered proprietary and strictly confidential. Receiving Party also acknowledges that the unauthorized use or disclosure of any Confidential Data will cause irreparable harm to Disclosing Party. Accordingly, Receiving Party agrees that Disclosing Party shall be entitled to equitable relief, including injunctive relief (without bond), in addition to all other remedies available at law for any threatened or actual breach of this Agreement or any threatened or actual unauthorized use or disclosure of Confidential Data.

(c) Receiving Party will employ, at a minimum, the same security measures to protect Confidential Data received from Disclosing Party, or which it becomes aware of about Disclosing Party, that it would employ for its own comparable confidential information (but in no event less than a reasonable degree of care in handling Confidential Data). Without limiting the foregoing, Receiving Party further agrees that: (i) Confidential Data shall not be distributed, disclosed, or conveyed to any third party except by prior written approval of Disclosing Party; (ii) no copies or reproductions shall be made of any Confidential Data, except to further the purposes of any assignment that Receiving Party may receive from Disclosing Party; and (iii) Receiving Party shall not use any Confidential Data for its own benefit or for the benefit of any third party.

If Receiving Party becomes aware of a threatened, suspected or actual breach of Section 12, Receiving Party must notify Disclosing Party pursuant to Section 16.

(d) Receiving Party agrees that, should third parties request Receiving Party or its subcontractors or agents to submit Confidential Data to them pursuant to subpoena, summons, search warrant or other lawful process, Receiving Party will notify Disclosing Party immediately upon receipt of such request. In no case shall such notice be received by Disclosing Party later than five (5) business days after receipt by Receiving Party. If Disclosing Party objects to the release of the Confidential Data, Receiving Party will permit counsel chosen by Disclosing Party to represent Receiving Party in order to resist release of the Confidential Data. Provided that Receiving Party is otherwise in compliance with this Agreement, Disclosing Party will indemnify Receiving Party for all reasonable expenses incurred by Receiving Party in connection with resisting the release of the Confidential Data.

(e) Receiving Party agrees that all Confidential Data shall at all times remain the sole property of Disclosing Party and, if in tangible form such as (by way of example and not limitation), in writing or on tape, disk, or other electronic media, such tangible material and all copies shall be returned to Disclosing Party within five (5) business days after termination of Receiving Party’s assignment at Disclosing Party or upon demand at any other time. No rights or licenses, express or implied, are granted by Disclosing Party to Receiving Party under any patents, copyrights, trade secrets, or other proprietary rights of Disclosing Party as a result of or related to this Agreement.

(f) The obligations set forth in paragraphs (a) through (e) above shall not apply to:

(i)	any disclosure specifically authorized in writing by Disclosing Party; or

(ii)	Confidential Data that:

(1)	has become well known in the trade; or

(2)	was disclosed to Receiving Party by a third party not under an obligation of confidentiality to Disclosing Party; or

(3)	was independently developed by Receiving Party not otherwise in violation or breach of this Agreement or any other obligation of Receiving Party to Disclosing Party; or

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(4)	was rightfully known to Receiving Party prior to entering into this Agreement.

(g) The obligations of each party set forth in paragraphs (a) through (f) above shall survive the completion or termination of this Agreement.

13.	Non-Publication of Allstate Name and Trademarks; Advertising Restraints

(a) Supplier agrees that without the prior written consent of Allstate, it will not:

(i)	use the name, logos, service marks, or trademarks of Allstate, or

(ii)	reveal the existence or terms and conditions of this Agreement, or that Supplier is providing goods and/or services to Allstate.

(b) The provisions of this Section 13 apply to any disclosure to a third party, including but not limited to, advertising, publicity releases, sales presentations, marketing materials, publications, correspondence, and announcements. Requests for Allstate consent must be submitted pursuant to Section 16. Notices. Allstate may revoke any consent given under this Section 13 at any time, upon notice to the Supplier.

Notwithstanding the preceding, upon prior written notice to Allstate, Supplier may make any disclosure specifically required by law or regulation. If Supplier is a publicly traded company, with regard to any disclosure by Supplier required for publicly traded companies under Item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission (SEC) for publicly traded companies, a confidential treatment request in a form satisfactory to Allstate must be filed with the SEC, if requested by Allstate.

This Section shall not apply to the creation and publication of Advertisements hereunder, the stated purpose of which is to advertise Allstate products and services and promote customer acquisition.

14.	Insurance

Supplier will, during the term of this Agreement, maintain at its expense all appropriate insurance for itself and its employees, including but not limited to, the insurance requirements set forth in Exhibit C attached hereto.

15.	Termination; Transition Assistance

(a) The term of this Agreement shall commence on the Effective Date and continue for a period of one (1) year (the “Initial Term”), unless earlier terminated as provided herein. Following the Initial Term, this Agreement shall renew automatically for successive one (1) year periods upon the same terms and conditions (each, a “Renewal Term”). The Initial Term and any Renewal Term(s) are hereinafter collectively referred to as the “Term.”

(b) Either party may terminate this Agreement or all or any part of any Schedules in effect with or without cause upon presentation of thirty (30) days prior written notice to the other party. Termination shall be effective no earlier than thirty (30) days from the presentation of such written notice. Upon such termination, Allstate shall pay all valid outstanding invoices for work completed prior to the date of termination.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) In the event that either party shall cease conducting business in the normal course, become insolvent, admit in writing its inability to meet its debts as they mature, make a general assignment for the benefit of creditors, or is the subject of a petition in bankruptcy and such petition is not dismissed within sixty (60) days from its filing, then at the option of the other party, this Agreement shall terminate immediately and be of no further force and effect.

(c) Upon termination of this Agreement, each party shall return to the other, within five (5) business days, all Advertisements, papers, materials and other properties of the other held by each. In the event of termination of this Agreement or the reassignment or termination of any of Supplier’s employees or agents assigned to Allstate, Supplier is responsible for securing and returning any Allstate equipment or other property that is being used by such employees or agents outside the premises of Allstate. Failure to comply with the provisions of this Section 15(c) may result in payment to Supplier being withheld by Allstate until all papers, materials, equipment or other property is returned.

(d) In the event of termination of this Agreement or any Schedule attached hereto, if applicable the parties will in good faith develop a plan for the systematic transfer of Services to Allstate or Allstate’s designee and Supplier will provide all assistance reasonably requested by Allstate for a period of at least *** following the termination of this Agreement or any Schedule (“Transition Assistance”). The parties shall mutually agree on Supplier’s compensation for such Transition Assistance services and the terms and conditions thereof pursuant to a Schedule.

16.	Notices

(a) Except as specifically provided elsewhere in this Agreement, all notices required or permitted to be given by one party to the other under this Agreement shall be in writing and shall be sufficient if made to the parties at the respective addresses set forth below or to such other person or address as the party to receive the notice has designated by notice to the other party and by:

(i)	personal delivery (including delivery by any commercial delivery service);

(ii)	registered or certified mail, postage prepaid, return receipt requested;

(iii)	facsimile transmission (“Fax”); or

(iv)	e-mail transmission.

(b) The date of notice to the other party shall be, regardless of the date appearing on the notice: the date upon which such notice is actually delivered; or if the notice is given by registered or certified mail, the date upon which it is deposited in the mail; or if sent by Fax or e-mail transmission, the date on which the Fax or e-mail transmission was sent, provided an original is received by the addressee by any commercial delivery service within one (1) business day of the Fax or e-mail transmission.

If to Supplier:

MDNH, Inc.

4425 Spring Mountain Road, Suite 210

Las Vegas, NV 89102

     Attn: General Counsel

If to Allstate:

Sourcing and Procurement Solutions

Contract Governance

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2775 Sanders Road, Suite E6

Northbrook, Illinois 60062

Fax: 847-402-8499

With a copy to the Corporate Governance and Business Transactions Division of the Law and Regulation Department at the above address, Suite A2.

Fax: 847-402-0158

e-mail: law-contractnotices@allstate.com

17.	Assignment

This is a professional services agreement between Supplier and Allstate and is not assignable by either party without prior written consent. It is understood, however, that a party may assign this Agreement to any subsidiary or affiliate without prior written consent, but with notice to the other party. An assignee of either party, if authorized hereunder, shall have all of the rights and obligations of the assigning party set forth in this Agreement. This Agreement will inure to the benefit of and binding upon the successors of Allstate and Supplier.

18.	Prohibition On Multiple Agreements

During the term of this Agreement, Supplier shall not enter into any other agreement of any type whatsoever, with the exception of Schedules under this Agreement, with any company, business unit, department, division, organization, or employee of Allstate without the written consent of Allstate, the request for which shall be forwarded to Sourcing and Procurement Solutions, with a copy to the Corporate Governance and Business Transactions Division of the Law and Regulation Department. Such consent shall not be unreasonably withheld.

19.	Complete Agreement

This Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes all prior proposals or agreements, oral or written and all other communications between Supplier and Allstate relating to the subject matter of this Agreement. This Agreement may be amended or modified only in writing, as agreed to and signed by authorized representatives of both parties.

20.	Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21.	Survival of Terms

The provisions of this Agreement which are expressly stated to survive its expiration or termination or that, by their nature, would continue beyond the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement for any reason.

22.	Applicable Law

(a) This Agreement is entered into, governed by, and construed under the laws of the State of Illinois, excluding that body of law applicable to conflicts of law.

(b) In the event that either party pursues legal action against the other to enforce or protect its rights under this Agreement, the parties agree that the federal or state courts of Cook County, Illinois shall have sole and exclusive jurisdiction over the matter. The parties agree that the prevailing party herein shall be entitled to recover its costs, disbursements, and reasonable attorney’s fees from the non-prevailing party following a final judgment.

23.	Non-Waiver

No term, provision or breach shall be deemed waived, unless such waiver is in writing and signed by the waiving party. Any waiver, whether express or implied, shall not constitute a waiver of any different or subsequent term, condition or breach.

24.	Benefited Parties

Each party is entering into this Agreement not only for its own benefit but also and equally for the direct benefit of its subsidiaries and affiliates, present and future. All promises, covenants and warranties of one party shall extend to and benefit the other party’s subsidiaries and affiliates. All rights accruing to a party shall likewise accrue to its subsidiaries and affiliates including, without limitation, indemnities and the right to enforce this Agreement; provided, nothing herein shall be construed as making any party’s subsidiary or affiliate liable for any obligation of a party under this Agreement including, without limitation, payment obligations.

25.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The individuals signing this Agreement represent and warrant that they are authorized to bind and do so bind the party on behalf of which they are executing this Agreement.

26.	Business Continuity and Disaster Recovery

(a) Supplier shall: (i) as of the Effective Date of this Agreement, have in place a plan for disaster recovery, business continuity, and other related procedures to handle business interruptions or delays in the providing of its services; and (ii) provide to Allstate, within three (3) business days of Allstate’s request, a copy of Supplier’s disaster recovery and business continuity plan(s) specifically designed for the Services to be provided by Supplier. Such plan(s) shall include specified timeframes for return to

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

full operability. In the event such timeframes cannot be met, then, notwithstanding any other provision of this Agreement, Allstate shall have the right to terminate this Agreement and/or all or any part of any Schedule(s) in effect. Such termination shall be effective upon presentation of notice to Supplier.

(b) ***.

27.	Supplier Diversity

Allstate is committed to the development of minority-owned, women-owned and disabled veterans business enterprises and increasing the amount of business placed with such enterprises. It is the policy of Allstate to provide opportunities for such enterprises to participate in the bidding and contract award process. ***.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ACKNOWLEDGEMENT

THIS AGREEMENT SHALL BE CONSTRUED WITHOUT REGARD TO THE PARTY OR PARTIES RESPONSIBLE FOR ITS PREPARATION AND SHALL BE DEEMED AS PREPARED JOINTLY BY THE PARTIES. ANY AMBIGUITY OR UNCERTAINTY SHALL NOT BE INTERPRETED OR CONSTRUED AGAINST EITHER PARTY. EACH OF THE PARTIES UNDERSTANDS THE SAME AND UNDERSTANDS THE LEGAL OBLIGATIONS THEREBY CREATED.

Accepted by:

SUPPLIER: Marchex		ALLSTATE INSURANCE COMPANY

BY:	/s/ Brendhan Hight	BY:
PRINTED NAME: Brendhan Hight		TYPED OR PRINTED NAME:
TITLE:	President, MDNH, Inc.	TITLE:
DATE:	1/29/10	DATE:

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

CONFIDENTIALITY AND ASSIGNMENT AGREEMENT

This Confidentiality and Assignment Agreement (“C&A Agreement”) is effective as of             . In consideration of my employment or independent contractor relationship with             (“Supplier”) and my assignment to work on a project(s) for Allstate Insurance Company and/or its subsidiaries and affiliates (“Allstate”), I hereby agree as follows:

1. Confidential Data. As a result of my employment by or independent contractor relationship with Supplier, I may develop, obtain, or learn about confidential information which is the property of the Supplier or is received by Supplier from Allstate (“Confidential Data”). Confidential Data includes all Allstate information not generally known or used by others and that gives, or may give, Allstate an advantage over its competitors or that could cause Allstate injury, loss of reputation or goodwill if disclosed. Such information includes, but is not necessarily limited to, data or information of Allstate that identifies or concerns past, current or potential customers, business practices, financial results, research, development, systems and plans; and/or certain information and material identified by Allstate as “Confidential”; and/or data Supplier furnishes to Allstate from Supplier’s database or third party suppliers; and/or data received from Allstate and enhanced by Supplier; and/or material, non-public information related to Allstate or Allstate’s businesses. Confidential Data may be written, oral, recorded, or maintained on other forms of electronic media. Because of the sensitive nature of the information that Supplier and I may become aware of as a result of this Agreement, the intent of the parties is that these provisions be interpreted as broadly as possible to protect Confidential Data.

2. Maintenance of Confidential Data. I will maintain the strict confidentiality of Confidential Data and, in particular, will not copy or use any Confidential Data for myself or reveal it to others, either during or after termination of my employment or independent contractor relationship. When my employment or independent contractor relationship terminates, I will return to Supplier within five (5) business days all materials pertaining to Confidential Data prepared by me or coming into my possession.

3. Ownership of Intellectual Property. I will: (a) promptly disclose and assign to Supplier all right, title and interest in any inventions, discoveries, concepts or designs, and the expression thereof (including, without limitation, methods, formulas, processes, systems, copyrightable works, patentable works, programming language, software, computer programs and techniques, and improvements thereof) conceived, created or made by me that relate to Supplier or Allstate business or to their actual or planned research or development, or that are suggested by or result from any task assigned to me or work performed by me for Supplier or Allstate (“Intellectual Property”); and (b) when requested, assist and use best efforts to cooperate in helping Supplier and Allstate protect such Intellectual Property worldwide.

NOTWITHSTANDING THE ABOVE, THIS SECTION 3 DOES NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, FACILITY, OR TRADE SECRET INFORMATION OF SUPPLIER OR ALLSTATE WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON MY OWN TIME, UNLESS:

(A)	THE INVENTION RELATES TO

(i)	THE BUSINESS OF SUPPLIER OR ALLSTATE OR

(ii)	ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF SUPPLIER OR ALLSTATE; OR

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 1 of Exhibit A

(B)	THE INVENTION RESULTS FROM ANY WORK PERFORMED BY ME FOR SUPPLIER OR ALLSTATE.

4. No Rights to Employment or Benefits. I understand that all of the above items will be part of my normal duties and responsibilities and as such will be part of my consideration to Supplier for salary or wages to be paid to me during my employment or continued employment, or fees to be paid to me during the period of my independent contractor relationship with Supplier. I acknowledge and agree that I am an employee or independent contractor of Supplier and not an employee of Allstate, and further acknowledge that I shall not receive any employee benefits of any kind from Allstate. In addition, to the extent that a court of competent jurisdiction determines that I am an employee of Allstate and to the extent permitted by law, I waive any and all rights, if any, to participate in any Allstate employee or fringe benefit programs, including, but not limited to, any bonus, pension, profit sharing, stock option, vacation, disability, retirement, deferred compensation, or insurance that Allstate may maintain for its own employees.

5. Notice to Supplier. I agree that, should third parties request that I submit Confidential Data to them pursuant to subpoena, summons, search warrant or other lawful process, I will notify Supplier immediately upon receipt of such request. In no case shall said notice be received by Supplier later than five (5) business days after receipt by me.

6. Enforcement. I agree and acknowledge that the enforcement of this C&A Agreement is necessary for the proper protection of Supplier’s business and competitive position. I am not a party to any other agreement which will interfere with this C&A Agreement. I understand that:

(a) this C&A Agreement will survive termination of my employment or independent contractor relationship with Supplier;

(b) Supplier and/or Allstate will be entitled to enforce this C&A Agreement through injunctive relief (without bond) in addition to any other remedies they may have; and

(c) if any provision of this C&A Agreement is held unenforceable or invalid, in whole or in part, all other provisions shall nevertheless remain in full force and effect. It is further understood that if any provision of this C&A Agreement is invalid or unenforceable in a geographical area or for any time period, that area or time period is modifiable and remains in effect for the remaining included geographical area or time period as to which such covenant or provision is valid and enforceable.

7. THIRD PARTY BENEFICIARY. SUPPLIER AND SUPPLIER’S EMPLOYEE OR INDEPENDENT CONTRACTOR AGREE THAT ALLSTATE IS A THIRD PARTY BENEFICIARY OF THIS C&A AGREEMENT WITH FULL RIGHTS TO ENFORCE AND SEEK REMEDIES AGAINST SUPPLIER’S EMPLOYEE OR INDEPENDENT CONTRACTOR DIRECTLY FOR ANY BREACH OF THIS C&A AGREEMENT OR TO ENFORCE ITS TERMS, OR FOR ANY OTHER CLAIM OR PROCEEDING RELATED TO ANY WRONGFUL USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION BY SUPPLIER’S EMPLOYEE OR INDEPENDENT CONTRACTOR.

8. Jurisdiction. In the event that either party pursues legal action against the other to enforce or protect its rights under this C&A Agreement, the parties agree that the federal or state courts of Cook County, Illinois shall have sole and exclusive jurisdiction over the matter. The parties agree that the prevailing party herein shall be entitled to recover its costs, disbursements, and reasonable attorney’s fees from the non-prevailing party following a final judgment.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 2 of Exhibit A

Accepted by:

Supplier:	Employee or Independent Contractor

By:	Signed:
Authorized Representative

Typed or Printed Name:	Typed or Printed Name:

Date:	Date:

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 3 of Exhibit A

EXHIBIT B

ALLSTATE ON-SITE SECURITY REQUIREMENTS

1.	Contractors are required to adhere to the direction of any Allstate security personnel.

2.	No illegal or criminal activity is allowed on Allstate premises where Services are being performed (“Campus”).

3.	No solicitation is allowed on the Campus.

4.	No firearms or other weapons are allowed on the Campus.

5.	No alcohol or illegal drugs are allowed on the Campus.

6.	No verbal or other harassment, including but not limited to, inappropriate touching of other individuals or discriminatory conduct is allowed on the Campus.

7.	I.D. Badges are required to be worn at all times at Allstate locations where these are available. Replacement I.D. Badges are subject to replacement costs. I.D. Badges must be returned to Allstate at the conclusion of any engagement or immediately at the request of Allstate.

8.	Individuals must enter and exit Allstate facilities through designated entrances only and shall be required to scan badges as directed upon entry and exit.

9.	Access to restricted areas without prior authorization is prohibited.

10.	Use of Allstate facilities, including, but not limited to offices, conference rooms, telephones, fax machines, audiovisual and computer equipment is limited to Allstate internal business purposes. Equipment may not be removed from the premises without prior written authorization.

11.	Proprietary Allstate information obtained while on the Campus or otherwise while engaged in the performance of Allstate contractual obligations shall not be disclosed to others without the prior written consent of Allstate.

12.	Obey the speed limit posted on the Campus.

13.	Obey the parking restrictions posted on the Campus.

14.	Obey the facilities smoking policy while on the Campus.

15.	No changes are allowed to the “Display Name” field of the Outlook directory.

16.	The above security provisions are subject to change from time to time at the sole discretion of Allstate. Requests for updates should be directed to your Allstate Procurement Governance liaison. Failure to comply with security provisions will entitle Allstate to prohibit the offending individual(s) from working on Allstate projects and may constitute, at Allstate’s option, grounds for termination of this Agreement.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 1 of Exhibit B

EXHIBIT C

STANDARD INSURANCE REQUIREMENTS

INSURANCE REQUIREMENTS. Supplier will, at its own expense, provide and keep in full force and effect during the term of this Agreement the following kinds and minimum amounts of insurance:

(a)	Workers’ Compensation.

Workers’ compensation statutory coverage as required by the laws of the jurisdiction in which the services are performed;

(b)	Employers’ Liability.

Employers’ liability insurance with a limit of not less than $*** per accident;

(c)	Automobile Liability.

Commercial automobile liability insurance with a $*** per accident limit for vehicles owned, leased, or rented by Supplier, while performing under this Agreement;

(d)	General Liability.

Commercial general liability insurance, including bodily injury, personal injury, blanket contractual liability and property damage, with a $*** per occurrence limit. Allstate shall be added as an additional insured on a primary and non-contributory basis;

(e)	Errors & Omissions.

Professional liability insurance covering the errors and omissions of Supplier’s personnel with a $*** per claim limit;

(f)	Umbrella Liability.

Umbrella liability insurance in the amount of $*** per occurrence;

(g)	Property Insurance.

All risk property insurance covering all personal property and equipment owned, leased or rented by you, and used in the scope of your business; and

(h)	Bond.

Commercial blanket fidelity bond with a minimum $*** each occurrence limit.

Each insurance coverage listed above shall, at all times, be insured with an insurance company that has (1) a Best’s Rating of A- or higher and (2) a Financial Size Category (FSC) of Class VIII or higher, as such ratings and categories are assigned by the A.M. Best Company, Inc. In addition, each insurance coverage listed above shall contain an endorsement requiring thirty (30) days written notice to Allstate prior to any cancellation, lapse, or non-renewal, or any reduction in the amount of coverage.

Within thirty (30) days of the effective date of this Agreement, and as requested by Allstate from time to time, Supplier shall provide Allstate with Certificates of Insurance evidencing the insurance coverages listed above, including evidence of additional insured status of Allstate on a primary and non-contributory basis with respect to the commercial general liability insurance.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 1 of Exhibit C